DEED OF AMENDMENT NO. 2 TO TRANSACTION AGREEMENT

THIS DEED OF AMENDMENT NO. 2 TO TRANSACTION AGREEMENT, dated as of April 4, 2019 (this “Amendment”), is by and between Ensco plc, a public limited company organized under the Laws of England and Wales (“Ensco”), and Rowan Companies plc, a public limited company organized under the Laws of England and Wales (“Rowan”). Ensco and Rowan are each sometimes referred to herein as a “Party” and collectively as the “Parties”.
WHEREAS, Ensco and Rowan entered into that certain Transaction Agreement dated as of October 7, 2018, as amended by that certain Deed of Amendment No. 1 to Transaction Agreement, dated as of January 28, 2019 (as so amended, the “Transaction Agreement”);

WHEREAS, Section 8.11 of the Transaction Agreement provides that any provision of the Transaction Agreement may be amended or waived, whether before or after receipt of the Rowan Shareholder Approval or the passing of the Ensco Shareholder Resolutions, as applicable, if such amendment or waiver is in writing and signed, in the case of an amendment, by Rowan and Ensco; and

WHEREAS, Ensco and Rowan now intend to amend certain provisions of the Transaction Agreement as set forth herein.

NOW, THEREFORE, Ensco and Rowan agree as follows:

SECTION 1.    Defined Terms. Capitalized terms used herein that are not otherwise defined have the meanings set forth in the Transaction Agreement.
SECTION 2.    Representations of the Parties.
2.1    Representations and Warranties of Rowan. Rowan has the requisite corporate power and authority to execute and deliver this Amendment.  This Amendment has been duly and validly executed and delivered by Rowan and, assuming this Amendment constitutes the valid and binding agreement of Ensco, constitutes the valid and binding agreement of Rowan, enforceable against Rowan in accordance with its terms, except that such enforcement may be subject to the Remedies Exceptions.
2.2    Representations and Warranties of Ensco. Ensco has the requisite corporate power and authority to execute and deliver this Amendment.  This Amendment has been duly and validly executed and delivered by Ensco and, assuming this Amendment constitutes the valid and binding agreement of Rowan, constitutes the valid and binding agreement of Ensco, enforceable against Ensco in accordance with its terms, except that such enforcement may be subject to the Remedies Exceptions.
SECTION 3.    Amendments to Transaction Agreement. Section 1.6 of the Transaction Agreement is hereby amended and restated in its entirety with immediate effect as follows:

Ensco shall cause the name of Ensco to be changed to “Ensco Rowan plc” (or such other name as shall be agreed by the Parties) as of the Effective Time, by resolution of the Board of Directors of Ensco.
SECTION 4.    Effect on Transaction Agreement. Other than as specifically set forth herein, all other terms and provisions of the Transaction Agreement shall remain unaffected by the terms of this Amendment, and shall continue in full force and effect. The Transaction Agreement and this Amendment shall be read and construed as one document and references in the Transaction Agreement (i) to the “Agreement” shall be to the Transaction Agreement as amended by this Amendment; and (ii) to the “Transaction” shall be to the Transaction as amended as a consequence of this Amendment.
SECTION 5.    Severability. Any term or provision of this Amendment which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment in any other jurisdiction. If any provision of this Amendment is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.
SECTION 6.    Headings. Headings of the Sections of this Amendment are for convenience of the Parties only and shall be given no substantive or interpretive effect whatsoever.
SECTION 7.    Counterparts; Effectiveness. This Amendment may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy, electronic delivery or otherwise) to the other Parties. Signatures to this Amendment transmitted by facsimile transmission, by electronic mail in .pdf form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.
SECTION 8.    Assignment; Binding Effect. Neither this Amendment nor any of the rights, interests or obligations hereunder shall be assigned or delegated by a Party hereto without the prior written consent of the other Party. Subject to the first sentence of this Section 8, this Amendment shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns. Any purported assignment not permitted under this Section 8 shall be null and void.

SECTION 9.    Governing Law; Jurisdiction.
9.1    This Amendment is to be governed by and construed in accordance with English law. Any matter, claim or dispute arising out of or in connection with this Amendment, whether contractual or non-contractual, is to be governed by and determined in accordance with English law.
9.2    The courts of England are to have exclusive jurisdiction to settle any dispute, whether contractual or non-contractual, arising out of or in connection with this Amendment. Any proceeding, suit or action arising out of or in connection with this Amendment or the negotiation, existence, validity or enforceability of this Amendment (“Proceedings”) shall be brought only in the courts of England. Each Party waives (and agrees not to raise) any objection, on the ground of forum non conveniens or on any other ground, to the taking of Proceedings in the courts of England. Each Party also agrees that a judgment against it in Proceedings brought in England shall be conclusive and binding upon it and may be enforced in any other jurisdiction. Each Party irrevocably submits and agrees to submit to the jurisdiction of the courts of England. No delay or omission by any Party in exercising any right, power or remedy provided by law or under this Amendment shall (i) affect that right, power or remedy; or (ii) operate as a waiver of it. The single or partial exercise of any right, power or remedy provided by law or under this Amendment shall not preclude any other or further exercise of it or the exercise of any other right, power or remedy. The rights, powers and remedies provided in this Amendment are cumulative and not exclusive of any rights, powers and remedies provided by law. Without prejudice to any other rights and remedies which either Party may have, each Party acknowledges and agrees that damages may not be an adequate remedy for any breach by either Party of the provisions of this Amendment and either Party shall be entitled to seek the remedies of injunction, specific performance and other equitable remedies (and neither of the Parties shall contest the appropriateness or availability thereof), for any threatened or actual breach of any such provision of this Amendment by either Party and no proof or special damages shall be necessary for the enforcement by either Party of the rights under this Amendment.
SECTION 10.    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING, DIRECTLY OR INDIRECTLY, OUT OF OR RELATING TO THIS AMENDMENT, THE TRANSACTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE ACTIONS OF ROWAN OR ENSCO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.
SECTION 11.    Entire Agreement. This Amendment, the Transaction Agreement (including the exhibits and schedules thereto) and the Confidentiality Agreement, as amended, constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof, and this Amendment is not intended to grant standing to any person other than the Parties hereto.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed and delivered as a deed as of the date first above written.

Executed as a deed by ENSCO PLC acting by a director:

    /s/ Carl G. Trowell
Name:     Carl G. Trowell

Title:	President and Chief Executive Officer

In the presence of:

/s Ethleen Figaro
Witness Name: Ethleen Figaro
Occupation: Executive Assistant
Address: 6 Chesterfield Gardens
London, W1J 5BQ, UK

Executed as a deed by ROWAN COMPANIES PLC, acting by a director:

/s/ Thomas P. Burke
Name:     Thomas P. Burke
Title:    President and Chief Executive Officer

In the presence of:

/s/ Theodore Sangalis
Witness Name: Theodore Sangalis
Occupation: Counsel
Address: 2800 Post Oak Blvd, Ste 5450
Houston, TX 77007

[Signature Page to Amendment No. 2 to Transaction Agreement]